UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

Aveanna Healthcare Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE Atlanta, GA	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770-441-1580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On June 9, 2023, David Afshar notified Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company” or “Aveanna”), of his resignation from his position as Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer), effective July 7, 2023. Mr. Afshar’s decision to resign is not related to any disagreement with the Company.

Appointment of Interim Chief Financial Officer and Principal Financial Officer

On June 14, 2023, the Company’s board of directors (the “Board”) appointed Matthew Buckhalter, the Company’s current Senior Vice President of Finance, as Interim Chief Financial Officer and the Company’s Principal Financial Officer, effective July 7, 2023. Mr. Buckhalter, 34, brings more than a decade of experience in financial leadership roles in the healthcare industry. Mr. Buckhalter joined Aveanna more than seven years ago and is responsible for corporate and operational finance, business intelligence, FP&A, and investor relations. With Aveanna, Mr. Buckhalter most recently served as a Senior Vice President of Finance and led the Company’s Investor Relations Group. Moreover, Mr. Buckhalter previously served as Aveanna’s Vice President for Financial Planning and Analysis. Prior to Aveanna, Mr. Buckhalter served as Vice President of Finance for RT Capital. He also has served as a Senior Financial Analyst with Gentiva Health Services in addition to other accounting and financial roles. Mr. Buckhalter received his undergraduate degree in Finance from Florida State University.

Appointment of Principal Accounting Officer

On June 14, 2023, the Board appointed Debbie Stewart, the Company’s current Vice President and Chief Accounting Officer, as Senior Vice President and the Company’s Principal Accounting Officer, effective July 7, 2023. Ms. Stewart, 39, brings more than 15 years of accounting and financial experience to Aveanna. Ms. Stewart joined the Aveanna management team in September 2021 and is responsible for accounting, tax, treasury, audit, and SEC reporting. Prior to joining Aveanna, Ms. Stewart spent 14 years with Ernst and Young LLP as an assurance professional and most recently as a Senior Manager. She served a diverse range of clients, including SEC registrants which included Fortune 500 companies, private equity held companies, decentralized organizations, and multinational corporations. Ms. Stewart, a Certified Public Accountant, holds a master’s and bachelor’s degree in Accounting from North Carolina State University in Raleigh, NC.

Both Ms. Stewart and Mr. Buckhalter entered into the Company’s standard form of executive employment agreement (each, an “Agreement”). Each Agreement provides for a base salary of $325,000 per year, an annual target bonus opportunity equal to 50% of base salary, and participation in the Company’s long-term equity incentive program. In addition, both Ms. Stewart and Mr. Buckhalter will receive a cash retention bonus in the amount of $150,000, payable in July 2023, subject to a claw back if either Ms. Stewart or Mr. Buckhalter does not remain employed with the Company through June 2024.

There are no arrangements or understandings between Ms. Stewart or Mr. Buckhalter and any other persons pursuant to their respective appointments as officers of the Company. There are no family relationships between Ms. Stewart or Mr. Buckhalter and the executive officers or directors of the Company, and there are no other transactions involving the Company and either of Ms. Stewart or Mr. Buckhalter that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On June 15, 2023, the Company issued a press release announcing the events described in Item 5.02 of this Current Report on Form 8-K and reaffirming its full year 2023 revenue and adjusted EBITDA guidance. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including in Exhibit 99.1 attached hereto, is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent such other filing specifically incorporates such information by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.

Date: June 15, 2023	By:	/s/ Shannon Drake
Shannon Drake
Chief Legal Officer and Secretary